Exhibit 99.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER SECURITIES LAWS, AND IT MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SO REGISTERED OR UNLESS SOLD PURSUANT TO AN EXEMPTION THEREFROM. THIS NOTE MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THIS NOTE.

$1,000,000	September 1, 2006

FOR VALUE RECEIVED, the undersigned, HEALTH DISCOVERY CORPORATION (the “Company”), a Texas corporation, hereby promises to pay to the order of William F. Quirk or his, her or its permitted, registered assigns (the “Holder”), the principal sum of One Million Dollars ($1,000,000.00) on (i) September 1, 2008, or (ii) when declared due and payable by the Holder upon the occurrence of an Event of Default (as defined below) (in the case of either (i) or (ii), the “Maturity Date”).

This Note shall bear a simple rate of interest equal to five percent (5%) per annum, payable in arrears on the Maturity Date. Principal and interest, if any, shall be payable in lawful money of the United States of America at such place as the Holder may designate from time to time in writing to the Company. Any payment of principal which is not paid when due shall bear interest until paid at a simple rate of interest equal to eight percent (8%) per annum; provided, however, that delinquent installments of interest shall not bear interest if and to the extent prohibited by applicable law. Any interest required to be paid due to a delinquent payment shall be computed on the basis of a three hundred sixty five day year and for the actual number of days elapsed. The entire principal hereof, together with all accrued and unpaid interest hereon shall be due and payable on the Maturity Date. All payments received from the Company by Holder shall be first applied to interest to the extent then accrued then to principal.

The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1.    Definitions. As used in this Note, the following terms have the following meanings:

1.1    “Change of Control” means the consummation of (i) a merger, consolidation, share exchange, combination, reorganization, or like transaction involving the Company in which the shareholders of the Company immediately prior to such transaction do not own at least fifty percent (50%) of the value or voting power of the issued and outstanding capital stock of the Company or its successor immediately after such transaction, or (ii) the sale or transfer (other than as security for the Company's obligations) of all or substantially all of the assets of the Company in any transaction or a series of related transactions, in which the Company, any corporation controlled by the Company, or the shareholders of the Company immediately prior to the transaction do not own at least fifty percent (50%) of the value or voting power of the issued and outstanding equity securities of the acquirer immediately after the transaction.

1.2    “Company” shall include any corporation which shall succeed to or assume the obligations of the Company under this Note.

1.3    “Holder,” when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note.

2.    Events of Default. If any of the events specified in this Section 2 shall occur (herein individually referred to as an “Event of Default”), the Holder of the Note may, so long as such condition exists, declare the entire principal and unpaid accrued interest hereon immediately due and payable in cash, by notice in writing to the Company:

2.1.    Default in the payment of the principal or unpaid accrued interest of this Note when due and payable if such default is not cured by the Company within thirty (30) days after the Holder has given the Company written notice of such default; or

2.2.    Upon a Change of Control; provided; however, that no Event of Default shall be deemed to have occurred if the Holder approves such Change of Control; or

2.3.    The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; or

2.4.    If, within ninety (90) days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation or dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within ninety (90) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated.

3.    Collateral. Until all amounts due under this Note are paid, the Holder of this Note shall retain a security position in the assets of the Company, subordinate and subject to prior liens granted by the Company in favor of Curtis Anderson, Joe McKenzie, Memorial Health Trust, Inc., Jules Paderewski, James Roberts and Julian Stern, including any patents resulting from discoveries or applications related to or arising from the assets. Holder agrees to execute such documents as are reasonably requested by the Company to release such security interest when Holder no longer has a right to receive payments under this Note.

4.    Prepayment.

4.1.    At any time prior to the Maturity Date, the Company has the right, at the Company’s option, to prepay the remaining balance of the Note and any accrued but unpaid interest, without penalty, prepayment premium or payment of unearned interest (the “Prepayment”).

4.2.    Prepayment Procedure. Before the Company shall be entitled to prepay the Note in accordance with Section 4.1 above, it shall give written notice to the Holder, notifying the Holder of its desire to exercise its right of Prepayment and specifying the remaining balance of the Note and the date on which such Prepayment will occur (the “Prepayment Closing Date”). On the Prepayment Closing Date, the Company will pay to the Holder in cash or other immediately available funds an amount equal to the remaining balance of the Note plus any accrued but unpaid interest and the Holder shall deliver to the Company the Note.

4.3.    Surrender of Warrants. Upon Prepayment, Holder shall surrender any unvested warrants pursuant to the Warrant Agreement between the Company and Holder, dated as of September 1, 2006.

5.    Restrictions on Transfer of the Note. This Note may only be transferred in compliance with the terms and conditions of this Note, and the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit any permitted and registered successors, assigns, heirs, administrators and transferees of the parties. Subject to the limitations contained in the following sentence, the Holder may transfer its interest to any other Lender, to one of the Holder’s affiliates or to the Company. In addition to these transfer restrictions, each Holder must comply with all relevant federal and state securities laws, and, if the Company requires, provide an opinion of counsel reasonably satisfactory to the Company that any requested transfer does not violate federal or state securities laws.

6.    Lost or Destroyed Note. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity bond or other agreement or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Company will issue a new Note, in the amount of the unpaid principal balance of the lost, stolen, destroyed or mutilated Note, in lieu of such lost, stolen, destroyed or mutilated Note.

7.    Expenses; Waivers; Amendment. If action is instituted to collect this Note, the Company promises to pay all reasonable costs and expenses, including without limitation reasonable attorneys’ fees and costs, incurred in respect with such action. The Company hereby waives notice of default, presentation or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this Note. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and Holder.

8.    Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if faxed or mailed by registered or certified mail, postage prepaid, at the respective addresses of the parties as set forth below. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above and shall be deemed to have been received when delivered.

If to Company:	Health Discovery Corporation 5501 ½ Abercorn Street Savannah, GA 31405 Attn: Dan Furth Facsimile: __________________________

If to Holder:

9.    No Shareholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent, except as provided herein, or to receive notice as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company; and no dividends shall be payable or accrued in respect of this Note or the interest represented hereby.

10.    Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Georgia, excluding that body of law relating to conflict of laws.

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IN WITNESS WHEREOF, the Company has caused this Note to be issued this 1st day of September, 2006.

HEALTH DISCOVERY CORPORATION By: /s/ Daniel Furth Daniel Furth Executive Vice President